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 Exhibit No.             Exhibit


   2.1 Joint Proxy Statement of The Brooklyn Union Gas Company and Long Island Lighting Company and Prospectus of BL Holding Corp. and KeySpan Energy Corporation, dated June 27, 1997, included in the Registration Statement on Form S-4 filed on June 30, 1997, as amended by Post-Effective Amendment No.1, filed on July 3, 1997. (Incorporated herein by reference from KeySpan Energy Corporation's Form S-4 Registration Statement No. 333-30407)




   2.2     Brooklyn Union Proposal 2:  Holding Company and
           Adoption of the KeySpan Exchange Agreement.
           (Incorporated herein by reference from Annex J of Exhibit 2.1 hereto)




   2.3     Amended and Restated Agreement and Plan of
           Exchange, dated as of June 26, 1997,  between The
           Brooklyn Union Gas Company and KeySpan Energy
           Corporation. (Incorporated herein by reference from Annex K of Exhibit 2.1 hereto)










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